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                                                                   EXHIBIT 10.18

                           RESTRICTED STOCK AGREEMENT

      THIS RESTRICTED STOCK AGREEMENT (the "Agreement"), made this ____ day of ____________, 20__, between Health Care REIT, Inc., a Delaware corporation (the "Corporation"), and _________________________ (the "Participant").

                                   WITNESSETH:

      WHEREAS, the Participant is an employee and executive officer of the Corporation; and

      WHEREAS, the Corporation adopted the Health Care REIT, Inc. 1995 Stock Incentive Plan (the "Plan") in order to provide select key employees with additional incentives to achieve long-term corporate objectives; and

      WHEREAS, the Compensation Committee of the Corporation's Board of Directors has decided that the Participant should be granted restricted shares of the Corporation's common stock, $1.00 par value per share ("Common Stock"), on the terms and conditions set forth below in accordance with the terms of the Plan.

      NOW, THEREFORE, in consideration of the past and future services provided to the Corporation by the Participant and the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

      1.    Grant of Restricted Stock.

            The Corporation hereby grants to the Participant a total of _____________________ (_____) shares of the Common Stock of the Corporation (the "Restricted Shares"), subject to the transfer restrictions, vesting schedule and other conditions set forth in this Agreement. The Participant shall not be required to provide the Corporation with any payment (other than his or her past and future services to the Corporation) in exchange for such Restricted Shares.

            As provided in Section 4, the Corporation shall cause the Restricted Shares to be issued and a stock certificate or certificates representing the Restricted Shares to be registered in the name of the Participant promptly upon execution of this Agreement. On or before the date of execution of this Agreement, the Participant shall deliver to the Corporation one or more stock powers endorsed in blank relating to the Restricted Shares.

      2.    Restrictions.

            (a) The Participant shall have all rights and privileges of a stockholder of the Corporation with respect to the Restricted Shares, including voting rights and the right to receive dividends paid with respect to the Restricted Shares, except that the following restrictions shall apply until such time or times as these restrictions lapse under Section 3 or any other provision of this Agreement:

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            (i) the Participant shall not be entitled to delivery of the certificate or certificates for any of the Restricted Shares until the restrictions imposed by this Agreement have lapsed with respect to those Restricted Shares;

            (ii) the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant before these restrictions have lapsed, except with the consent of the Corporation; and

            (iii) the Restricted Shares shall be subject to forfeiture upon termination of the Participant's employment with the Corporation to the extent set forth in Section 6 below.

If any portion of the Restricted Shares become vested under Section 3 below (or Sections 6, 7 or 8), such newly vested shares shall no longer be subject to the preceding restrictions and shall no longer be considered Restricted Shares.

            (b) Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.

      3.    Vesting; When Restrictions Lapse.

            The Restricted Shares shall vest in five annual installments, on _________, 20__ and the next four anniversaries of such date, or at such earlier time as the restrictions may lapse pursuant to Sections 6, 7 or 8 of this Agreement. In the absence of any accelerated vesting and lapse of the restrictions under Sections 6, 7 or 8, the restrictions set forth in this Agreement shall lapse with respect to the following numbers of shares on the following dates:

                                   NUMBER OF SHARES
DATE                               THAT BECOME VESTED
----                               ------------------
_________, 20__                       _____ shares

_________, 20__                       _____ shares

_________, 20__                       _____ shares

_________, 20__                       _____ shares

_________, 20__                       _____ shares

      4.    Issuance of Stock Certificates for Shares.

            The stock certificate or certificates representing the Restricted Shares shall be issued promptly following the execution of this Agreement, and shall be delivered to the Corporate Secretary or such other custodian as may be designated by the Corporation, to be held until the restrictions lapse under Sections 3, 6, 7 or 8. Such stock certificate or certificates shall bear the following legend:

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      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Health Care REIT, Inc. Copies of such Agreement are on file in the offices of the Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, Toledo, Ohio 43604."

Once the restrictions imposed by this Agreement have lapsed with respect to any portion of the Restricted Shares, a stock certificate or certificates for such portion of the Restricted Shares shall be returned and exchanged for a new unlegended stock certificate representing the newly vested shares. The new certificates shall be delivered to the Participant (or to the person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution) promptly after the date on which the restrictions imposed on such shares by this Agreement have lapsed, but not before the Participant has made arrangements satisfactory to the Corporation for tax withholding (as required by Section 5), and provided that any certificate representing the portion of the newly vested shares (if any) that the Participant applies to satisfy his or her tax withholding obligations pursuant to Section 5(b) below shall be delivered to the Corporation rather than the Participant.

      5.    Tax Withholding.

            Whenever the restrictions applicable to all or a portion of the Restricted Shares lapse under the terms of this Agreement, the Corporation shall notify the Participant of the amount of tax that must be withheld by the Corporation under all applicable federal, state and local tax laws. The Participant agrees to make arrangements with the Corporation to (a) remit the required amount to the Corporation in cash, (b) deliver to the Corporation shares of Common Stock currently held by the Participant (including newly vested Restricted Shares) with a value equal to the required amount, (c) authorize the deduction of the required amount from the Participant's compensation, or (d) otherwise provide for payment of the required amount in a manner satisfactory to the Corporation.

      6.    Termination of Employment; Change in Corporate Control.

            If the Participant's employment with the Corporation is involuntarily terminated for "Cause" (as defined in the Participant's Employment Agreement) during the term of this Agreement, or if the Participant voluntarily terminates his or her employment with the Corporation (other than after a Change in Corporate Control (as described below) or as provided in Sections 7 or 8 below), including any termination after the term of the Participant's Employment Agreement expires by reason of the Participant's election not to extend the term of the Employment Agreement, any Restricted Shares that remain subject to the restrictions imposed by this Agreement shall be forfeited.

            If the Participant's employment is terminated involuntarily without Cause, including an involuntary termination without Cause as a result of the Corporation's election not to extend the term of the Participant's Employment Agreement, or in the event of a Change in Corporate Control, vesting shall be accelerated, the restrictions imposed by this Agreement on

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the remaining Restricted Shares shall lapse immediately, and no Restricted
Shares shall be forfeited.

            For purposes of this Section 6, a "Change in Corporate Control" shall include any of the following events:

            (a) The acquisition in one or more transactions of more than twenty percent of the Corporation's outstanding Common Stock (or the equivalent in voting power of any class or classes of securities of the Corporation entitled to vote in elections of directors) by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

            (b) Any transfer or sale of substantially all of the assets of the Corporation, or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity;

            (c) Any election of persons to the Board of Directors which causes a majority of the Board of Directors to consist of persons other than "Continuing Directors." For this purpose, those persons who were members of the Board of Directors on May 6, 2004, shall be "Continuing Directors." Any person who is nominated for election as a member of the Board after May 6, 2004 shall also be considered a "Continuing Director" for this purpose if, and only if, his or her nomination for election to the Board of Directors is approved or recommended by a majority of the members of the Board (or of the relevant Nominating Committee) and at least five (5) members of the Board are themselves Continuing Directors at the time of such nomination; or

            (d) Any person, or group of persons, announces a tender offer for at least twenty percent (20%) of the Corporation's Common Stock.

      7.    Effect of Death.

            If the termination of the Participant's employment occurs as a result of the Participant's death, vesting shall be accelerated and all of the restrictions imposed on the Restricted Shares by this Agreement shall lapse immediately.

      8.    Effect of Permanent and Total Disability.

            If the termination of the Participant's employment occurs after a finding of the Participant's permanent and total disability, vesting shall be accelerated and all of the restrictions imposed on the Restricted Shares by this Agreement shall lapse immediately.

      9.    Effect of Retirement.

            If the termination of the Participant's employment occurs as a result of the Participant's retirement after age 55 and the sum of the Participant's age and years of service to

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the Corporation is equal to 65 or more, vesting shall be accelerated and all of the restrictions imposed on the Restricted Shares by this Agreement shall lapse immediately.

      10.   Securities Laws.

            The Corporation may from time to time impose such conditions on the transfer of the Restricted Shares as it deems necessary or advisable to ensure that any transfers of the Restricted Shares will satisfy the applicable requirements of federal and state securities laws. Such conditions may include, without limitation, the partial or complete suspension of the right to transfer the Restricted Shares until the Restricted Shares have been registered under the Securities Act of 1933, as amended.

      11.   Grant Not to Affect Employment.

            Neither this Agreement nor the Restricted Shares granted hereunder shall confer upon the Participant any right to continued employment with the Corporation. This Agreement shall not in any way modify or restrict any rights the Corporation may have to terminate such employment under the terms of the Participant's Employment Agreement with the Corporation.

      12.   Miscellaneous.

            (a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

            (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

            (c) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to principles of conflicts of law; provided, however, that matters of corporate law, including the issuance of shares of Common Stock, shall be governed by the Delaware General Corporation Law.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ATTEST:                                      HEALTH CARE REIT, INC.

______________________________________       By:_____________________________
Vice President and Corporate Secretary                Chairman and
                                                      Chief Executive Officer

______________________________________       _________________________________
                                             Name:____________________________

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